AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT is made this 16th day of December, 2008, by and among Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), and Taylor Pickett (the “Executive”).

RECITALS:

The Company and the Executive are parties to an employment agreement effective as of September 1, 2004, as amended (the “Employment Agreement”).  The Company now desires to amend the Employment Agreement for compliance with final regulations under Section 409A of the Internal Revenue Code.

In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Employment Agreement is amended as follows:

1. By adding after the phrase in the third to last sentence of Section 3(c)(i) “commencing as of the date of termination of employment” the phrase “, provided that the first payment shall be made within sixty (60) days following termination of employment and shall include all payments accrued from the date of termination of employment to the date of the first payment”.

2. By adding the following to Section 3(c)(iii):

“The Company shall provide the Release for the Executive’s execution in sufficient time so that if the Executive timely executes and returns the Release, the revocation period will expire before the date the Executive is required to begin to receive payment pursuant to Section 3(c)(i).”

3. By adding a new Section 9(m) as follows:

“(m)  ‘Termination of employment’ and similar terms shall refer solely to a ‘separation from service’ within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.”

Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment as of the day and year first above written.

OMEGA HEALTHCARE INVESTORS, INC.:

By: /s/ Robert O. Stephenson

Print Name: Robert O. Stephenson

Title: Chief Financial Officer

TAYLOR PICKETT:

/s/ C. Taylor Pickett